POWER OF ATTORNEY



     The undersigned Joseph M. Hirko, in his capacity as Senior Vice

President and Chief Financial Officer of Portland General Corporation (the

"Corporation"), hereby appoints Joseph E. Feltz, Controller of the

Corporation, as the attorney-in-fact, in any and all capacities stated

herein, to execute on behalf of the undersigned and to file with the

Securities and Exchange Commission under the Securities Exchange Act of

1934, the second amendment to Portland General Corporation's Annual Report on Form 10-K / A, for the year ended December 31, 1996.

     Dated:    June 26, 1997



                                      /S/ JOSEPH M. HIRKO
                                          Joseph M. Hirko



POWER OF ATTORNEY -- 10-K/A

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